                                                                  Exhibit (d)(2)

                          A D V O K A T F I R M A E T
                                   WIERSHOLM
                                 MELLBYE & BECH
                                   ANS-M.N.A.



Alpharma Inc.
One Executive Dr.
P.O. Box 1399
Fort Lee, NJ 07024
USA


                                    Oslo, 20 October 1998
                                    Ref: HW-80703
                                    Partner in charge:
                                    Per Raustol



RE:  ISSUER'S TENDER OFFER STATEMENT

Ladies and Gentlemen:

We have acted as Norwegian counsel to Alpharma Inc. (the "Company") in
                                                          -------
connection with its offer to exchange any and all of the outstanding warrants to purchase shares of Class A common stock, $.20 par value per share (the "Shares"), of the Company for a number of newly issued Shares determined
 ------
pursuant to an exchange formula (collectively, the "Tender Offer").
                                                    ------------

You have requested our opinion as to certain Norwegian income tax consequences of the Tender Offer. In preparing our opinion, we have reviewed and relied upon the Company's Issuer Tender Offer Statement, dated as of October, 1998 (the "Statement") to be filed with the Securities and Exchange Commission, certain
----------
representations by the Company, and such other documents as we deemed necessary.

On the basis of the foregoing, it is our opinion that the statements under the heading "Certain Norwegian Tax Consequences" in the Statement are correct.

The opinion set forth above is based upon the applicable provisions of the Norwegian Tax Act of 1911 as amended and the Norwegian Companies Taxation Act of 1991 as amended, as well as general and announced opinions from the Norwegian Ministry of Finance in respect of taxation of warrants.

No tax ruling has been sought from the Norwegian tax authorities with respect to any of the matters discussed herein. No assurance can be given that the opinion stated in this letter will not be successfully challenged by the



              Advokatfirmaet Wiersholm, Mellbye & Bech ANS-M.N.A.
    Postadresse/Postal address: Postboks 400 Sentrum, N-0103 Oslo, Norway,
          Besoksadresse/Office address: Kirksgaten 15, Oslo, Norway.
Telefon: (+47) 22 400 600. Telefax (+47) 22 410 600. Bankgiro/Bank Account No:
                       6011.05.43908.Reg. No: 958389566

                                                                     Wiersholm
                                                                  Mellbye & Bech

Norwegian tax authorities or by a court. We express no opinion concerning any tax consequences of the Tender Offer except as expressly set forth above.

We hereby consent to the filing of this opinion as an exhibit to the Statement.


                           Wiersholm, Mellbye & Bech



/s/ Harald Willumsen                          /s/ Arnljot Hustad
------------------------------                -----------------------------
Harald Willumsen                              Arnljot Hustad

                                                                               2